EXHIBIT 32.1

CERTIFICATION OF 10-QSB REPORT
OF
SCOTT'S LIQUID GOLD-INC.

FOR THE QUARTER MARCH 31, 2007

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-QSB Report of Scott's Liquid Gold for the quarter ended March 31, 2007.

2. We certify that such 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold.

This Certification is executed as of May 2, 2007.



/s/ Mark E. Goldstein
------------------------------------
Mark E. Goldstein
President, Chief Executive Officer
 and Chairman of the Board
Principal Executive Officer



/s/ Jeffry B. Johnson
-------------------------------------
Jeffry B. Johnson
Treasurer and Chief Financial Officer
Principal Financial Officer